Exhibit 99.1

At EMAK Worldwide, Inc.:

Media and investor inquiries:

Michael Sanders

SVP and Chief Financial Officer

(323) 932-4324

For Immediate Release

EMAK Worldwide Concludes Comprehensive Business Review

Announces Planned Integration of Two of Its Agencies and Changes in Key Client Relationship

LOS ANGELES, Sept. 5, 2007 – EMAK Worldwide, Inc. (Nasdaq: EMAK), a leading marketing services and consumer products firm, today announced that it has concluded a comprehensive review of its business on a client-by-client, program and service basis to ensure superior client service, operational excellence and profitability. As a result of the review, the Company announced its plan to integrate its Equity Marketing and Logistix agencies.

Both agencies have particular expertise in the design, creation and production of consumer and promotional products and both are global in scope. Equity Marketing services EMAK’s largest client, Burger King Corporation, and Logistix serves some of the world’s largest consumer brands and retailers, such as Frito-Lay, Kellogg Company, Kohl’s and Macy’s.

Although the agencies will retain their individual brand names reflecting their heritage with clients, partners and employees, they will operate under a single leadership team. Peter Boutros has been appointed as Chief Executive Officer of the combined agencies. Boutros’ most recent role was Chief Executive Officer of Logistix. Prior to joining EMAK, he spent 20 years in general management, licensing, product development and marketing at several renowned companies including Nestlé, The Walt Disney Company

-more-

EMAK Worldwide Concludes

Comprehensive Business Review

and The Creata Company, where he was Chief Operating Officer. The Equity Marketing business unit will be led by Shannon Brown as its President. Most recently Brown served in dual capacity as Chief Operating Officer for Equity Marketing and as EMAK’s Senior Vice President, Worldwide Operations, leading all manufacturing, quality control and distribution.

“This review over the past several months was employee-led and focused on what we do best,” said Jim Holbrook, EMAK’s Chief Executive Officer. “We have a world-class team of industry leaders committed to the long-term success of EMAK and our clients’ marketing strategies. Peter will leverage his background at Disney and Creata to support and contribute to Burger King’s business strategies and success, as well as continuing to lead the global team and client base of Logistix. Shannon is a 12-year veteran of the agency who has been at the helm of our relationship with Restaurant Services, Inc. (“RSI”), Burger King’s purchasing cooperative, for many years. Additionally, the entire Equity Marketing team has great tenure, experience and enthusiasm for serving the needs of the Burger King system.”

By combining the Equity Marketing and Logistix agencies, the Company will achieve:

•	A fully-integrated organization with streamlined operating processes;
•	Better leverage of its infrastructure to enhance the quality of its products and services;
•	Better deployment of capabilities, resources and talent; and
•	Critical mass and industry visibility necessary to attract and service other global brands.

EMAK also announced today that Equity Marketing’s contracted role as Burger King and RSI’s primary promotional products and premiums manufacturing agency of record, representing approximately 90 percent of its Burger King-related revenue and approximately 45 percent of EMAK’s total revenue, has been extended through 2009.  This extension includes premiums programs shipping through the end of 2010 and into 2011.

Additionally, EMAK announced today changes to other aspects of its relationship with Burger King. Equity Marketing will be transitioning out of certain other retained agency services at the end of 2007, and current executives Kim Thomsen and Jon Banks will depart EMAK and the Equity Marketing agency at the end of the year to establish a creative agency to address these services.

-more-

EMAK Worldwide Concludes

Comprehensive Business Review

“We are very excited to launch our new agency while continuing our long-standing relationship with Burger King,” said Banks.

“Over our approximately 20-year history of partnership with the Burger King system, we have continuously developed and evolved our business model to meet our client’s changing needs,” said Stephen Robeck, EMAK’s Chairman of the Board and company founder. “As we focus on the Burger King promotional products business, we ensure that the Burger King system will continue to receive exemplary service from Equity Marketing.”

The Company will more than offset any lost margins resulting from the transition of these Burger King services through a reduction in associated overhead, other internal efficiencies and cost reductions, process improvements and, more importantly, an aggressive focus on other new business initiatives ensuring EMAK’s return to sustained profitability in 2008 and beyond.

Holbrook continued, “This evolution of our Burger King relationship provides a transformational opportunity, which we will fully exploit. We have a strong base of business and a fully-aligned management team in place. We also have a business model that makes sense and is transparent, with Equity Marketing and Logistix focusing on consumer and promotional products and Upshot focusing on promotional and marketing services.

“Additionally, Upshot is building significant momentum, with key new business wins in four categories, including a major food manufacturer, a cutting-edge athletic shoe retailer, a leader in the car care category and a breakthrough new communications technology. The Upshot agency was recently ranked as the number two creative agency in our industry, and is posting double-digit net revenue growth this year. The Upshot management team parallels the newly combined Equity Marketing/Logistix team, which is to say, they are the best in the business and are committed to success, growth and great work for our agencies, and most importantly, for our clients. We are very encouraged by what we see for 2008 and beyond.”

About EMAK Worldwide, Inc.

EMAK Worldwide, Inc. is the parent company of a family of marketing services agencies including Equity Marketing, Logistix, Mega and Upshot. Its agencies are experts in “consumer activation” by offering strategy-based marketing programs that directly impact consumer behavior. The agencies provide strategic planning and research, consumer insight development, entertainment marketing, design and manufacturing of custom promotional products, kids marketing, event marketing, shopper marketing and environmental branding. The Company’s blue-chip clients include Burger King Corporation, Frito-Lay, Kellogg, Kohl’s,

-more-

EMAK Worldwide Concludes

Comprehensive Business Review

Kraft, Macy’s, Miller Brewing Company and Procter & Gamble, among others. Headquartered in Los Angeles, EMAK has offices in Chicago, Amsterdam, Frankfurt, London, Paris and Hong Kong. More information about EMAK Worldwide is available on the Company’s web site at www.emak.com.

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2007 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

# # #